UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2014

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300 Huntington Beach, CA		92647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2014, BJ’s Restaurants, Inc. (the “Company”) entered into an agreement (the “PW Group/Luxor/Zelman Agreement”) with PW Partners Atlas Fund II LP (“Atlas Fund II”), PW Partners Atlas Fund LP (“Atlas Fund I”), PW Partners Master Fund LP (“PW Master Fund”), PW Partners Atlas Funds, LLC (“Atlas Fund GP”), PW Partners, LLC (“PW Master Fund GP”), PW Partners Capital Management LLC (“PW Capital Management”), Patrick Walsh (“Mr. Walsh” and collectively, with Atlas Fund II, Atlas Fund I, PW Master Fund, Atlas Fund GP, PW Master Fund GP and PW Capital Management, the “PW Group Shareholders”), Luxor Capital Partners, LP (the “Onshore Fund”), Luxor Wavefront, LP (the “Wavefront Fund”), Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), Luxor Capital Partners Offshore, Ltd. (the “Offshore Feeder Fund”), Luxor Spectrum Offshore Master Fund, LP (the “Spectrum Master Fund”), Luxor Spectrum Offshore, Ltd. (the “Spectrum Feeder Fund” and, collectively with the Onshore Fund, the Wavefront Fund, the Offshore Master Fund, the Offshore Feeder Fund and the Spectrum Master Fund, the “Luxor Funds”), LCG Holdings, LLC (“LCG Holdings”), Luxor Capital Group, LP (“Luxor Capital Group”), Luxor Management, LLC (“Luxor Management”), Christian Leone (collectively with the Luxor Funds, LCG Holdings, Luxor Capital Group and Luxor Management, the “Luxor Shareholders”), Zelman Capital, LP (“Zelman LP”), Zelman Capital, LLC (“Zelman LLC”), David S. Zelman (“Mr. Zelman”) and Jason G. Bernzweig (“Mr. Bernzweig” and collectively, with Zelman LP, Zelman LLC and Mr. Zelman, the “Zelman Shareholders”) (the Zelman Shareholders collectively with the Luxor Shareholders and the PW Group Shareholders, the “PW Group/Luxor/Zelman Shareholders”).

Under the PW Group/Luxor/Zelman Agreement, the Company agreed to increase the size of the Company’s Board of Directors (the “Board”) from ten to eleven members and appoint Mark A. McEachen to the Board simultaneously with the execution of the Agreement. In addition, the Company agreed to include three individuals identified by the PW Group/Luxor/Zelman Shareholders, Mr. Walsh, Mr. McEachen and Noah Elbogen (collectively, the “Nominees”), in its slate of directors at the Company’s 2014 annual meeting of shareholders (the “2014 Annual Meeting”) and to recommend and solicit proxies for their election. The Nominees will serve as director nominees to fill the new directorship created on the Board and in place of John F. Grundhofer and William L. Hyde Jr., current Company directors, who will retire from the Board as of the 2014 Annual Meeting. The complete slate of nominees for election to the Company’s Board at the 2014 Annual Meeting will be disclosed in a proxy filing with the Securities and Exchange Commission (the “SEC”). The Company will appoint Mr. Walsh and Mr. McEachen to serve on the Company’s standing Compensation Committee (which shall be increased from four members to five members), Mr. McEachen to serve on the Company’s standing Audit Committee and Mr. Elbogen to serve on the Company’s standing Governance and Nominating Committee (the “Nominating Committee”).

If any of the Nominees or his replacement is unable or unwilling to serve for any reason as a nominee at the 2014 Annual Meeting or a director at any time during the Covered Period (as defined below) and the PW Group/Luxor/Zelman Shareholders continue to own in the aggregate at least 7.5% of the then outstanding shares of the Company’s common stock, the PW Group/Luxor/Zelman Shareholders will be entitled to select a replacement who is qualified and is independent under the applicable NASDAQ rules, applicable rules and regulations of the SEC and the Company’s Corporate Governance Guidelines and is reasonably acceptable to the Nominating Committee.

As a part of the PW Group/Luxor/Zelman Agreement, the PW Group/Luxor/Zelman Shareholders agreed to withdraw their slate of nominees and to vote in favor of each of the Board’s nominees including the Nominees at the 2014 Annual Meeting.

As a part of the PW Group/Luxor/Zelman Agreement, the Company announced a $50 million share repurchase authorization as well as an expansion of the Company’s previously announced cost-cutting initiative through the hiring of a consultant, in each case as described in a press release issued on April 22, 2014, a copy of which is attached to this report as Exhibit 99.1.

The PW Group/Luxor/Zelman Agreement also imposes certain “standstill” restrictions on the PW Group/Luxor/Zelman Shareholders, which will terminate on the date ten (10) business days prior to the deadline for shareholders to submit director nominations at the Company’s 2015 Annual Meeting (the “Covered Period”). During the Covered Period, the PW Group/Luxor/Zelman Shareholders and their affiliates shall not, among other things, (i) engage in various proxy or other solicitation activities, (ii) form or join a “group” (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with other persons, (iii) own more than a certain percentage of the Company’s shares (19.99%, so long as any of the PW Group Shareholders, Luxor Shareholders or Zelman Shareholders remain a group with any of the others, or otherwise 8.5% with respect to the PW Group Shareholders, 13.5% with respect to the Luxor Shareholders and 1.0% with respect to the Zelman Shareholders), (iv) propose or participate in any merger, tender offer or other extraordinary transaction involving the Company, subject to certain exceptions, (v) engage in short sales or any purchase of any right with respect to any security the value of which relates to a decline in the value of the securities of the Company, subject to certain exceptions, (vi) propose or attempt to call a special meeting of shareholders, nominate any candidate to the Board, seek the removal of any member of the Board, solicit consents from shareholders or otherwise act or seek to act by written action, conduct a referendum of shareholders or make a request for any shareholder list or other Company books and records, (vii) take any action in support of or make any proposal or request that constitutes (A) advising, controlling, changing or influencing the Board, except as set forth in the PW Group/Luxor/Zelman Agreement, (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s Articles of Incorporation or Bylaws, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, (viii) make any public disclosure with respect to the Board, the Company, its management, policies or affairs or its securities that is inconsistent with the PW Group/Luxor/Zelman Agreement, (ix) enter into any understandings with any third party with respect to any of the foregoing or seek to persuade any third party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing or (x) publicly request an amendment or waiver to the PW Group/Luxor/Zelman Agreement.

Each member of the PW Group/Luxor/Zelman Shareholders, on the one hand, and the Company, on the other hand, has agreed that, during the Covered Period, it will not make any publicly disparaging statements with regard to the other party, its business, or any of its current, future and former directors, officers, executives, management, employees and auditors.

The above summary of the PW Group/Luxor/Zelman Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of, the PW Group/Luxor/Zelman Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference. A copy of the press release issued by the Company relating to the PW Group/Luxor/Zelman Agreement is attached as Exhibit 99.1 to this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

On April 21, 2014, on the recommendation of the Nominating Committee, the Board appointed Mr. McEachen as a member of the Board, effective as of April 21, 2014, to serve a term ending at the 2014 Annual Meeting in accordance with the PW Group/Luxor/Zelman Agreement. Other than the PW Group/Luxor/Zelman Agreement, the Company is not aware of any understanding or arrangement between Mr. McEachen and any other person pursuant to which Mr. McEachen was appointed, and there are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. McEachen.

In connection with his service as a member of the Board, Mr. McEachen will be paid in accordance with the terms described in the section titled “Director Compensation” that begins on page 13 of the Company’s proxy statement that was filed with the Securities and Exchange Commission on April 26, 2013, which description is incorporated herein by this reference.

Mr. Grundhofer and Mr. Hyde will retire from the Board as of the 2014 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1     Agreement, dated April 21, 2014 by and among BJ’s Restaurants, Inc., PW Partners Atlas Fund II LP, PW Partners Atlas Fund LP, PW Partners Master Fund LP, PW Partners Atlas Funds, LLC, PW Partners, LLC, PW Partners Capital Management LLC, Patrick Walsh, Luxor Capital Partners, LP, Luxor Wavefront, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners Offshore, Ltd., Luxor Spectrum Offshore Master Fund, LP, Luxor Spectrum Offshore, Ltd., LCG Holdings, LLC, Luxor Capital Group, LP, Luxor Management, LLC, Christian Leone, Zelman Capital, LP, Zelman Capital, LLC, David S. Zelman and Jason G. Bernzweig.

Exhibit 99.1	Press release dated April 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.
(Registrant)

April 22, 2014	By:	/s/ GREGORY S. LEVIN
(Date)		Gregory S. Levin
Executive Vice President Chief Financial Officer Principal Accounting Officer